Exhibit 99.5

Vyyo Inc. ID: 94-3241270
Notice of Grant of Stock Options and Option Agreement
Option Number: Plan: ID:

Effective , you have been granted a(n)	Stock Option to buy shares of Vyyo
Inc. (the Company) stock at per share.

The total option price of the shares granted is $                         .

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Vyyo Inc.	Date

Date